UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2021

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OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
As previously disclosed, on May 20, 2021, Oasis Petroleum Permian LLC (“OPP”), a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Percussion Petroleum Operating II, LLC (“Percussion”), pursuant to which OPP agreed to sell to Percussion (the “Permian Basin Sale”) its remaining upstream assets in the Texas region of the Permian Basin (the “Divested Assets”). On June 29, 2021, OPP completed the Permian Basin Sale for cash consideration of $375 million, as adjusted pursuant to the terms of the Purchase and Sale Agreement and inclusive of a $31.9 million deposit made by Percussion at signing, and up to three earn-out payments of $25.0 million per year for each of 2023, 2024 and 2025 if the average daily settlement price of NYMEX WTI crude oil exceeds $60 per barrel for such year.
The Divested Assets consist of approximately 24,000 net acres, which contained net proved reserves of approximately 30.3 million barrels of oil equivalent (“Boe”) at December 31, 2020 and produced approximately 7,186 Boe per day during the first quarter of 2021 on a two-stream basis of crude oil and natural gas.
The proceeds from the Permian Basin Sale will be used to fund a portion of the purchase price in connection with the recently announced acquisition of approximately 95,000 net acres in the Williston Basin from QEP Energy Company, a subsidiary of Diamondback Energy, Inc., and for general corporate purposes.
The foregoing description of the Purchase and Sale Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 21, 2021, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1
Purchase and Sale Agreement, dated May 20, 2021, between Oasis Petroleum Permian LLC and Percussion Petroleum Operating II, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 21, 2021 (File No. 001-34776))

99.1	Unaudited pro forma condensed consolidated financial information of the Company.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: July 6, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary